Exhibit 99.1

                                    FORM 11-K



(Mark One)
  [X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
       SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended           December 31, 2003
                          -----------------------------------------------------
                                            OR
  [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
       SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to
                               --------------------   --------------------
Commission file number             1-10312
                      ---------------------------------------------------------




              SYNOVUS FINANCIAL CORP. EMPLOYEE STOCK PURCHASE PLAN



                             SYNOVUS FINANCIAL CORP.
                                901 FRONT AVENUE
                                    SUITE 301
                             COLUMBUS, GEORGIA 31901
                                 (706) 649-5220

                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                              Financial Statements

                        December 31, 2003, 2002, and 2001

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report



The Plan Administrator
Synovus Financial Corp. Employee
   Stock Purchase Plan:


We have audited the accompanying statements of financial condition of the Synovus Financial Corp. Employee Stock Purchase Plan as of December 31, 2003 and 2002, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Synovus Financial Corp. Employee Stock Purchase Plan as of December 31, 2003 and 2002, and the results of its operations and changes in its plan equity for each of the years in the three-year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.





/s/KPMG LLP


March 12, 2004

                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                        Statements of Financial Condition
                           December 31, 2003 and 2002

                                    Assets                                                2003                  2002
                                                                                   -------------------   -------------------
Common stock of Synovus Financial Corp. at market value -
     2,596,928 shares (cost $46,630,651) in 2003 and
     2,507,469 shares (cost $41,725,679) in 2002 (note 2)                       $       75,103,163            48,644,895
Dividends receivable                                                                       417,922               370,175
Contributions receivable                                                                   525,750               502,514
                                                                                   -------------------   -------------------
                                                                                $       76,046,835            49,517,584
                                                                                   ===================   ===================
                          Liabilities and Plan Equity

Plan equity (4,621 and 4,577 participants in 2003 and 2002,
     respectively)                                                              $       76,046,835            49,517,584
                                                                                   ===================   ===================

See accompanying notes to financial statements.

                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

               Statements of Operations and Changes in Plan Equity
                  Years ended December 31, 2003, 2002, and 2001

                                                                    2003                  2002                  2001
                                                              ------------------    ------------------    ------------------
Dividend income                                            $       1,610,272             1,452,578             1,279,615
Realized gain on distributions to
     participants (note 5)                                         3,021,846             5,036,924             9,056,709
Unrealized appreciation (depreciation) of common
     stock of Synovus Financial Corp. (note 4)                    21,553,296           (18,690,887)          (13,549,202)
Contributions (notes 1 and 3):
     Participants                                                  8,514,987             7,991,626             7,392,598
     Participating employers                                       4,257,622             3,995,292             3,697,695
                                                              ------------------    ------------------    ------------------
                                                                  38,958,023              (214,467)            7,877,415
Withdrawals by participants - common stock of
     Synovus Financial Corp. at market value
     (597,829 shares in 2003, 531,105 shares in 2002,
     and 627,031 shares in 2001) - (note 5)                      (12,428,772)          (13,435,715)          (17,437,311)
                                                              ------------------    ------------------    ------------------
                 Increase (decrease) in Plan equity
                    for the year                                  26,529,251           (13,650,182)           (9,559,896)
Plan equity at beginning of year                                  49,517,584            63,167,766            72,727,662
                                                              ------------------    ------------------    ------------------
Plan equity at end of year                                 $      76,046,835            49,517,584            63,167,766
                                                              ==================    ==================    ==================

See accompanying notes to financial statements.

                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2003, 2002, and 2001




(1)    Description of the Plan

       The Synovus Financial Corp. Employee Stock Purchase Plan (the Plan) was implemented as of January 15, 1979. The Plan is designed to enable participating Synovus Financial Corp. (Synovus) and subsidiaries' employees to purchase shares of Synovus common stock at prevailing market prices from contributions made by them and Synovus and subsidiaries (the Participating Employers).

       Synovus serves as the Plan administrator. Prior to August 1, 2002, the Plan agent was State Street Bank and Trust Company. Effective August 1, 2002, the Plan agent is Mellon Investor Services, LLC, hereafter referred to as "Agent."

       Through June 30, 2002, all employees who worked twenty hours per week or more were eligible to participate in the Plan after completing three months of continuous employment prior to the beginning of a calendar quarter. Effective July 1, 2002, the Plan was amended to allow employees who work twenty hours per week or more to become eligible to participate in the plan on the first payroll date after completing three months of continuous employment. The Plan also permits a participant who has successfully completed the State of Georgia's Intellectual Capital Partnership Program (ICAPP) to begin participation in the Plan immediately upon the participant's commencement of employment with a Participating Employer.

       Participants contribute to the Plan through payroll deductions as a percentage of compensation. The maximum contribution ranges from 3% to 7% of compensation based on years of service. Through June 30, 2002, the minimum contribution percentage was 0.5% of compensation. Effective July 1, 2002, the minimum allowable contribution is 1% of compensation. Matching contributions to the Plan are to be made by the Participating Employers in an amount equal to one-half of each participant's contribution. All contributions to the Plan vest immediately.

       The Plan provides, among other things, that all expenses of administering the Plan shall be paid by Synovus. Brokers' fees, commissions, postage, and other transaction costs incurred in connection with the purchase in the open market of Synovus common stock under the Plan are included in the cost of such stock to each participant.

       The Plan provides that each participant may withdraw at any time all or some of his or her account balance. The participant may elect to receive the proceeds in the form of shares of common stock of Synovus or in a lump-sum cash distribution. Prior to January 23, 2002, participants who had previously withdrawn shares from their Plan account remained eligible to participate, but with certain exceptions were precluded from receiving matching contributions from the Participating Employers for a specified period of time. Effective January 23, 2002, the Plan was amended to remove the above mentioned restriction on receiving matching contributions upon a withdrawal of shares from the Plan.

       Synovus expects to maintain the Plan indefinitely, but reserves the right to terminate or amend the Plan at any time, provided, however, that no termination or amendment shall affect or diminish any participant's right to the benefit of contributions made by him or his employer prior to the date of such amendment or termination.

                                        4                            (Continued)

                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2003, 2002, and 2001




       Synovus reserves the right to suspend participating employer contributions to the Plan if its board of directors feels that Synovus' financial condition warrants such action.

(2)    Summary of Accounting Policies

       The investment in Synovus common stock is stated at market value which is based on the closing price at year-end obtained by using market quotations on the principal public exchange market for which such security is traded. The December 31, 2003 and 2002 market values were $28.92 and $19.40 per share, respectively.

       The realized gain on distributions to participants is determined by computing the difference between the average cost per common stock share and the market value per share at the date of the distribution to the participants.

       Dividend income is accrued on the record date.

       The Plan's investments include common stock of Synovus which is exposed to market and credit risks. Due to the level of risk associated with investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the Plan's financial statements.

       Contributions by participants and Participating Employers, as well as withdrawals, are accounted for on the accrual basis.

       The Plan is not qualified under Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended. The Plan does not provide for income taxes because any income is taxable to the participants. Participants in the Plan must treat as compensation income their pro rata share of contributions made to the Plan by their employer. Cash dividends paid on Synovus common stock purchased under the Plan will be taxable to the participants on a pro rata basis for Federal and state income tax purposes during the year any such dividend is received by the participant or the Plan. Upon disposition of the Synovus common stock purchased under the Plan, participants must treat any gain or loss as long-term or short-term capital gain or loss depending upon when such disposition occurs.

       Management of the Plan believes that the carrying amount of receivables is a reasonable approximation of the fair value due to the short-term nature of these instruments.

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

                                         5                           (Continued)

                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements
                        December 31, 2003, 2002, and 2001



(3)   Contributions
      Contributions by Participating Employers and by participants are as follows:

                                                     2003                        2002                       2001
                                           --------------------------  -------------------------  --------------------------
                                           Participating               Participating              Participating
        Participating employers             Employers    Participants   Employers    Participants  Employers    Participants
-----------------------------------------  ------------  ------------  ------------  -----------  ------------  ------------
    Synovus Financial Corp.              $  785,144      1,570,571      754,288      1,510,390     659,656      1,321,014
    Columbus Bank and Trust Company         340,621       681,202       333,828      667,614       320,172       640,925
    Commercial Bank and Trust Company
      of Troup County                        36,536        73,066        34,908       69,809        32,457        65,011
    Commercial Bank of Thomasville           51,824       103,643        52,010      104,012        49,355        98,706
    Security Bank and Trust Company of Albany45,742        91,478        48,014       95,965        55,350       110,693
    Sumter Bank and Trust Company            40,935        81,867        40,832       81,660        36,629        73,269
    The Coastal Bank of Georgia              47,700        95,394        47,833       95,661        47,173        94,787
    First State Bank and Trust Company       40,427        80,848        39,685       79,362        39,028        78,397
    Bank of Hazlehurst                          --            --         15,477       30,952        16,168        32,421
    Cohutta Banking Company                  50,916       101,825        40,439       80,872        35,579        71,204
    Bank of Coweta                           57,431       114,854        55,863      111,718        54,907       109,805
    Citizens Bank & Trust of West Georgia    92,057       184,098        86,381      172,749        83,006       165,999
    Synovus Securities, Inc.                238,439       476,868       187,350      374,689       164,216       329,372
    The Quincy State Bank                    27,999        55,996        30,276       60,548        29,761        59,516
    Community Bank and Trust of
      Southeast Alabama                      26,424        52,844        24,485       48,966        24,296        48,588
    Tallahassee State Bank                   23,306        46,610        21,436       42,869        21,330        42,655
    CB&T Bank of Middle Georgia              43,021        86,037        41,018       82,031        36,272        72,968
    First Community Bank of Tifton           36,379        72,719        40,694       81,382        38,078        76,782
    CB&T Bank of Russell County              35,676        71,348        34,326       68,647        35,272        70,540
    Sea Island Bank                          38,359        76,713        35,718       71,429        42,077        77,746
    Citizens First Bank                      42,016        84,026        41,777       83,547        39,006        78,109
    First Coast Community Bank               29,167        58,331        24,932       49,861        20,358        41,329
    Bank of Pensacola                        80,753       161,498        76,836      153,334        38,046        76,086
    Vanguard Bank and Trust                  60,872       121,736        65,984      131,956        63,060       127,072
    The National Bank of Walton County       39,987        79,969        37,535       75,064        36,448        72,890
    Athens First Bank & Trust Co.           137,910       275,804       139,416      278,815       131,285       262,557
    The Citizens Bank of Fort Valley         18,867        37,732        18,380       36,757        15,623        31,244
    The Citizens Bank of Cochran                --            --         10,158       20,314        10,789        21,578
    First Commercial Bank of Birmingham     169,228       338,440       124,945      249,877       109,881       219,761
    First National Bank of Jasper            82,600       165,187        84,556      169,098        83,830       167,647
    Sterling Bank                            33,614        67,224        34,570       69,135        32,077        64,149
    The Bank of Tuscaloosa                   48,465        96,925        43,352       86,697        44,183        88,359
    First Commercial Bank of Huntsville      53,218       106,430        43,909       87,812        39,329        78,652
    Peachtree National Bank                  51,604       103,202        48,987       97,967        48,824        97,642
    Synovus Mortgage Corp.                  233,986       467,959       217,767      435,517       198,435       392,059
    Citizens & Merchants State Bank          23,968        47,933        25,424       50,845        27,189        54,374
    Synovus Trust Company                   190,747       381,439       161,567      323,119       138,387       277,526
    The National Bank of South Carolina     250,003       499,970       253,789      507,539       247,187       494,371
    Bank of North Georgia                   258,871       517,621       248,713      497,407       205,409       410,911
    Georgia Bank & Trust                     49,634        99,262        34,056       68,107        28,504        57,002
    Synovus Trust Company of Florida          2,164         4,328        12,456       24,911         9,755        19,509
    Synovus Trust Company of Alabama          1,537         3,073        27,780       55,557        27,914        55,827
    Charter Bank and Trust Co.               40,713        81,420        40,056       80,106        42,226        84,446
    Merit Leasing Corp.                       2,381         4,761         2,855        5,710         3,046         6,091
    Mountain National Bank                   39,746        79,487        38,291       76,577        36,096        72,187
    Total Technology Ventures                 4,465         8,930         3,029        6,057         3,006         6,012
    ProCard                                     --            --         85,369      170,731        90,082       180,078
    Synovus Insurance of Georgia             12,662        25,323        10,461       20,921         9,832        19,663
    Pointpathbank                               --            --            --           --         30,603        61,274
    TSYS Total Debt Management, Inc.            --            --            --           --         50,266       101,323
    Creative Financial Group                 52,807       105,611        44,812       89,621        16,237        32,472
    GLOBALT, Inc.                            40,640        81,279        18,284       36,567           --            --
    Machinery Leasing Co., Inc.               2,343         4,685           654        1,314           --            --
    The Bank of Nashville                    45,019        90,033         9,731       19,461           --            --
    Synovus Investment Advisors               8,736        17,471           --           --            --            --
    EPW Investment Management                 1,870         3,740           --           --            --            --
    United Trust Company                      3,130         6,259           --           --            --            --
    United Bank of the Gulf Coast             9,281        18,562           --           --            --            --
    United Bank and Trust Company            42,113        84,222           --           --            --            --
    First Nation Bank                        33,569        67,134           --           --            --            --
                                           ------------  ------------  ------------  -----------  ------------  ------------
            Total contributions          $ 4,257,622     8,514,987     3,995,292     7,991,626    3,697,695     7,392,598
                                           ============  ============  ============  ===========  ============  ============

                                        6


                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements
                        December 31, 2003, 2002, and 2001



(4)    Unrealized (Depreciation) Appreciation of Synovus Common Stock

       Changes in unrealized (depreciation) appreciation of Synovus common stock are as follows:

                                                        2003            2002          2001
                                                   -------------   -------------  -------------
       Unrealized appreciation at end of year      $ 28,472,512       6,919,216    25,610,103
       Unrealized appreciation at
          beginning of year                           6,919,216      25,610,103    39,159,305
                                                   -------------   -------------  -------------
       Unrealized appreciation
         (depreciation) for the year               $ 21,553,296     (18,690,887)  (13,549,202)
                                                   =============   =============  =============

(5)    Realized Gain on Withdrawal Distributions to Participants

       The realized gain on withdrawal distributions to participants is summarized as follows:

                                                        2003            2002          2001
                                                   -------------   -------------  -------------
       Market value at dates of distribution or
         redemption of shares of Synovus
         common stock                              $ 12,428,727      13,435,715    17,437,311
       Less cost (computed on an average
         cost basis) of shares of Synovus
         common stock distributed or
         redeemed                                     9,406,9269       8,398,791     8,380,602
                                                   -------------   -------------  -------------
                        Total realized gain        $  3,021,846       5,036,924     9,056,709
                                                   =============   =============  =============


                                                 7